UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

333-280336
73-1733867
(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

6199

(Primary Standard Industrial Classification Code Number)

221 Main Street, 3rd Floor

San Francisco, CA 94105

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2025, Prosper Marketplace, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the Company, as borrower and Platform Loan Holdings LLC, as lender, pursuant to which the Company borrowed $75 million of senior unsecured term loans (the “Loans”).

The Loans bear interest at an amount payable in cash equal to the Daily Simple SOFR (subject to a floor of 1.50%), plus 7.00%. The Loans are scheduled to mature on November 14, 2030, and are not subject to amortization. Certain prepayments of the Loans are subject to a prepayment premium.

The Credit Agreement contains financial covenants requiring the maintenance of minimum tangible net worth, minimum liquidity, and a maximum debt to tangible net worth ratio, together with other customary affirmative and negative covenants, representations and warranties, and events of default.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s upcoming Annual Report on Form 10-K for the year ended December 31, 2025.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 14, 2025, the Company used the proceeds from the Credit Agreement to fully repay the outstanding balance of approximately $68 million under the Company’s $75 million term loan (the “Prior Term Loan”). In connection with the payoff of the Prior Term Loan, the Company also terminated the Credit Agreement, dated November 14, 2022, as subsequently amended, among the Company, NBSF Redwood Holdings A LP, NBSF Canada 2021 Trust, and Wilmington Trust, National Association, as administrative agent and collateral agent  (the “Prior Credit Agreement”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the description of the Credit Agreement disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: November 18, 2025	By:	/s/ Edward R. Buell III
Edward R. Buell III
General Counsel and Secretary